Exhibit 99

BEACON FEDERAL BANCORP, INC.

             PRESS RELEASE

Beacon Federal Bancorp, Inc. Sale of Texas office to MidSouth Bancorp Finalized

East Syracuse, New York, December 5, 2011 – Beacon Federal Bancorp, Inc. (the “Company”) (NASDAQ: BFED), the holding company for Beacon Federal (the “Bank”), today announced that the sale of their Tyler, Texas branch office to MidSouth Bancorp (“MidSouth”) has been finalized.  Under the agreement announced August 17, 2011, MidSouth purchased all deposits and select assets associated with the Bank’s Tyler branch.  Effective Monday, December 5, 2011 the Old Omen Rd. branch will open as an office of MidSouth.

Beacon Federal (“the Bank”), a subsidiary of Beacon Federal Bancorp, Inc., provides a full array of banking products and services to both individuals and commercial customers.  The Bank is headquartered with a full-service branch in East Syracuse, New York, along with six other full-service branches in East Syracuse, Marcy and Rome, New York, Smartt and Smyrna, Tennessee, and Chelmsford, Massachusetts.  The Company’s stock is traded on the NASDAQ Global Market under the symbol “BFED.”  For more information about Beacon Federal, visit www.beaconfederal.com.

Contact:
Ross J. Prossner
President and Chief Executive Officer
Beacon Federal Bancorp, Inc.
6611 Manlius Center Road
East Syracuse, NY  13057
(315) 433-0111 x 1515